EXHIBIT 10.1

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into on this the 26th day of October, 2017, by and between INVERNESS TECH I, LTD., a Texas limited partnership (“Landlord”), and LIGHTWAVE LOGIC, INC., a Nevada corporation (“Tenant”).

1.

PREMISES AND TERM.

(a)

Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord hereby leases to Tenant, and Tenant hereby leases and takes from Landlord, those approximately 13,420 square feet of Net Rentable Area (hereinafter defined) as more particularly depicted on  Exhibit “A” attached hereto and incorporated herein by this reference (the “Premises”), commonly known as Suite 350, located in the approximately 58,800 square foot building (the “Building”) located on that certain real property commonly known as 365, 367, and 369 Inverness Parkway, in the City of Englewood, Colorado (the “Land”). The Building is known as “Building 369” of a three (3) building project containing an aggregate of approximately 116,084 square feet of Net Rentable Area known as the “Lincoln Office Center at Inverness” (the “Project”). A legal description of the Land is attached hereto as Exhibit “B”. The term “Net Rentable Area” refers to the area occupied by office and/or warehouse space, as calculated within the boundaries defined by (i) the exterior surface of the exterior walls and windows of the Building, and (ii) the center line of any demising walls separating the Premises from space to be occupied by another tenant. The Net Rentable Area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated to be 13,420 square feet.

(b)

The term of this Lease (as may be extended hereunder, the “Term”) shall be sixty- one (61) months, beginning on November 1, 2017 (the “Commencement Date”), and ending on November 30, 2022 (as may be extended hereunder, the “Expiration Date”). Notwithstanding the foregoing, the Term shall be extended for an additional twenty-four (24) months, subject to the following conditions precedent, waivable solely by Landlord in its sole and absolute discretion: (i) no Event of Default shall then exist; (ii) Tenant shall not have not assigned this Lease or sublet all or any portion of the Premises, such extension being personal to Tenant; (iii) Tenant shall have submitted then-current financial statements showing no material adverse change in Tenant’s financial condition since the Commencement Date and otherwise acceptable to Landlord; and (iv) Tenant shall have delivered written notice of Tenant’s intention to extend to Landlord on or before the date which is nine (9) months prior to the initial Expiration Date. Although the Term shall not commence until the Commencement Date, from and after the date hereof, this Lease shall be deemed to be a contract between Landlord and Tenant.

(c)

Tenant acknowledges that it has fully and carefully inspected the Premises, that there are no defects in the Premises or in the common areas surrounding the Premises, that Tenant finds the Premises to be suitable for its intended purpose, and that Tenant is leasing the Premises in an “AS-IS, WHERE-IS” CONDITION, WITH ALL FAULTS AND DEFECTS OF ANY KIND, without any warranty, express or implied. Neither Landlord nor Landlord’s agents have made any express or implied representations or promises with respect to the Building or the Premises or the repair or alteration thereof, except as expressly set forth in this Lease, and no rights or easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth herein. Tenant has indicated Tenant’s intent to do certain cosmetic, non-structural work at the Premises (the “Cosmetic Improvements”). Landlord agrees to pay Tenant for the cost of the Cosmetic Improvements in the amount of $3.00 per rentable square foot of the Premises. Payment for the Cosmetic Improvements shall be paid to Tenant November 1, 2019.

2.

BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.

(a)

Tenant shall pay to Landlord monthly “Base Rent”, in advance, without demand, deduction or set off, payable in the following installments for the following periods of time:

INITIAL TERM
Lease Period	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
10/1/2017 -- 5/31/2018	$168,823.60	$14,068.63	$12.58
6/1/2018 -- 5/31/2019	$173,923.20	$14,493.60	$12.96
6/1/2019 -- 10/31/2019	$179,140.92	$14,928.41	$13.34
11/1/2019 -- 10/31/2020	$194,590.00	$16,215.83	$14.50
11/1/2020 -- 10/31/2021	$200,494.80	$16,707.90	$14.94
11/1/2021 -- 10/31/2022	$206,533.80	$17,211.15	$15.39
EXTENDED TERM
11/1/2022 -- 10/31/2023	$212,707	$17,725.58	$15.85
11/1/2023 -- 10/31/2024	$219,148.60	$18,262.38	$16.33

The Base Rent for any partial month shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month multiplied by the number of days in the partial month.

(b)

On or prior to the Commencement Date, Tenant shall pay Landlord (i) all Base Rent for the period commencing on the Commencement Date and ending on October 31, 2019 (the “Prepayment Period”), in the sum of Three Hundred Forty-Seven Thousand Forty-Five and 68/100 Dollars ($347,045.68); and (ii) the estimated amount of Tenant’s Proportionate Share of Operating Expenses (as defined below) for the Prepayment Period in the sum of One Hundred

Eighty-Six Thousand Two Hundred Ninety-Three and 04/100 Dollars ($186,293.04) (i.e., approximately $6.94 per rentable square foot per year and $7,762.21 per month). Commencing on November 1, 2019, monthly installments of Base Rent and one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Proportionate Share of annual Operating Expenses shall be due on the first day of each calendar month.

(c)

On or prior to November 1, 2019, Tenant shall deposit with Landlord the sum of Thirty-Six Thousand Five Hundred Twenty-Four and 76/100 Dollars ($36,524.76) (the “Security Deposit”), which shall be held by Landlord to secure Tenant’s obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations hereunder, without prejudice to any of Landlord’s other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount immediately upon demand from Landlord. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit, The unused portion of the Security Deposit will be returned to Tenant within a reasonable time after the end of the Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Term. In the event of a sale or leasing of the Building by Landlord, Landlord shall have the right to transfer the Security Deposit to the vendee or tenant; and upon such transfer, Landlord shall be deemed released by Tenant from all liability for the return of the Security Deposit. Tenant agrees to look solely to the new landlord for the return of the Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Landlord shall not be required to keep the Security Deposit separate from other funds of Landlord and Tenant shall not be entitled to interest on the Security Deposit. In no event shall Tenant be entitled to apply the Security Deposit to any monthly rentals due under this Lease.

(d)

Tenant shall pay, as additional rent, Tenant’s Proportionate Share (hereinafter defined) of all costs incurred by Landlord in owning, operating, maintaining, repairing and replacing the Land and Building and the facilities and services provided for the common use of Tenant and any other tenants of the Building (collectively, “Operating Expenses”), including the following items: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities used in the Building which are not billed separately to a tenant of the Building for above Building standard utility consumption; (3) insurance premiums; (4) the cost of repairs, replacement, management fees and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided), and a replacement reserve for capital items; (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; and (6) alterations, additions, and improvements made by Landlord to comply with any change in any applicable Laws (defined in Section 23(a) below) enacted subsequent to the time of construction of the Building. Commencing on November 1, 2019, and thereafter throughout the Term on the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Proportionate Share of annual Operating Expenses. Such monthly payments shall be based upon Landlord’s estimate of the Operating Expenses for the calendar year in question and shall be increased or decreased annually to reflect the actual Operating Expenses determined by Landlord for that calendar year. If Tenant’s total payments in respect of Operating Expenses for any calendar year are less than Tenant’s Proportionate Share of actual Operating Expenses for that calendar year (including any amounts prepaid under subsection (b) above), Tenant shall pay the difference to Landlord within fifteen (15) days after Landlord’s request therefor; if such payments are more than Tenant’s Proportionate Share of actual Operating Expenses for that calendar year, Landlord shall retain such excess and credit it against Tenant’s future annual payments. Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord; (B) expenses incurred in leasing or procuring tenants; (C) legal expenses other than those incurred for the general benefit of the Building’s tenants; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (E) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (F) rents under ground leases; (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Building; and (H) the cost of any capital improvements (except for the amortization of the cost of (1) capital improvements made by Landlord or equipment purchased by Landlord as a means to accomplish savings in operating, repairing, managing or maintaining the Building, and (2) capital improvements made by Landlord to comply with any change in any applicable Laws enacted subsequent to the time of construction of the Building). There shall be no duplication of costs for reimbursements in calculating Operating Expenses.

(e)

Tenant acknowledges and agrees that except as expressly set forth herein it shall be solely responsible for the payment of all utility and janitorial services costs for the Premises.

(f)

If any payment required of Tenant under this Lease is not paid when due, except to the extent limited by any applicable Laws, and not in limitation or waiver of any of Landlord’s other rights and remedies under this Lease, Landlord may charge Tenant and Tenant shall pay to Landlord a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.

(g)

All payments and reimbursements required to be made by Tenant under this Lease shall constitute “rent” (herein so called).

(h)

The term “Tenant’s Proportionate Share” means the ratio from time to time of the Net Rentable Area of the Premises to the Net Rentable Area of the Project. Tenant’s Proportionate Share has been initially determined to be eleven and five hundred sixty-one thousandths percent (11.561%). If the Net Rentable Area of the Premises or Building changes, Tenant’s Proportionate Share shall change accordingly.

3.

TAXES.

(a)

Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created but excluding any interest or penalties for late or delinquent payments (collectively, “Taxes”) that accrue against the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term “Taxes”. If the Building is occupied by more than one tenant and the cost of any improvements constructed on the Premises is disproportionately higher than the cost of improvements constructed on the premises of other tenants of the Building, then Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to Tenant’s Proportionate Share of other Taxes.

(b)

Tenant shall (1) pay when due all taxes levied or assessed against any personal property, fixtures or alterations placed on the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord’s property and (A) Landlord pays them or (B) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes immediately upon Landlord’s request therefor.

4.

LANDLORD’S MAINTENANCE .

(a)

This Lease is intended by Landlord and Tenant to be a net lease; accordingly, Landlord’s maintenance obligations are limited to the maintenance and replacement of the Building’s roof and maintenance of the foundation and structural members of the exterior walls and load bearing columns within the Premises (collectively, the “Building’s Structure” ); however, Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor, or (2) for alterations to the Building’s Structure required by any applicable Law (including, without limitation, the Americans with Disabilities Act of 1990) because of Tenant’s use of the Premises (which alterations shall be performed by Tenant at Tenant’s sole cost and expense). The Building’s Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant at Tenant’s sole cost and expense. Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

(b)

Landlord shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, including, without limitation, maintenance, repairs and replacements of (i) any drill or spur track servicing the Premises, (ii) the exterior of the Building (including painting), (iii) sprinkler systems and sewage lines, and (iv) any other items normally associated with the foregoing. Tenant shall repair or replace, as applicable, and pay for any damage caused to such parking areas, driveways, alleys and grounds by a Tenant Party (defined below) or caused by Tenant’s default hereunder.

(c)

The cost of performing Landlord’s maintenance and repair obligations shall be an Operating Expense (except to the limited extent any such cost is specifically excluded from being an Operating Expense pursuant to Section 2(d) above).

5.

TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS.

(a)

Tenant shall maintain all parts of the Premises (except for maintenance work for which Landlord is expressly responsible under Section 4 above) in good condition and promptly make all necessary repairs and replacements to the Premises.  Tenant shall also be responsible for the cleaning and sweeping of the Premises and for the removal of any trash which originates from the Premises. Tenant shall be responsible for disposal of its trash from the Premises and will maintain adequate receptacles for such disposal, the design, placement and capacity of such receptacles to be subject to the prior approval of Landlord. Outdoor storage of trash or any other material and receptacles or containers not approved by Landlord is strictly prohibited. At its sole cost and expense, Tenant shall provide interior pest and insect extermination at the Premises as often as is reasonably necessary to eliminate any pests or insects, whether endemic to the Building or specific to the Premises or Tenant’s use thereof.

(b)

Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and system (the “HVAC System”) in good repair and condition and in accordance with all applicable Laws and with such equipment manufacturers’ suggested operation/maintenance service program. Tenant shall enter into a regularly scheduled preventive maintenance/service contract for the hot water equipment and the HVAC System, in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least fourteen (14) days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

(c)

If Tenant fails to perform any of Tenant’s maintenance or repair obligations, and if such failure continues for thirty (30) days after written notice thereof is delivered to Tenant, the Landlord may perform such obligation, in which event Tenant shall pay to Landlord the reasonable cost incurred by Landlord in performing such obligation within thirty (30) days after Landlord’s written request therefor.

(d)

Tenant acknowledges that Landlord is not providing security services of any kind to the Premises or for Tenant’s property and that the keys given to Tenant for the Premises may not be secure. At its expense, and upon written approval from Landlord, Tenant shall provide whatever security and/or alarm systems Tenant deems necessary or appropriate for the protection of the Premises and of Tenant’s personal property and personnel located therein, including, if Tenant desires to do so, installing new locks for the Premises with new keys. Tenant shall provide to Landlord copies of all keys and access codes to allow Landlord entry to the Premises. In no event shall Landlord be responsible for, and Tenant waives any and all claims arising from, the loss or damage to any of Tenant’s personal property situated in and on the Premises, even though Landlord may have provided general area security or guard services. Landlord may elect to, but shall have no obligation to, provide general area security or guard services. In the event Landlord elects to provide general area security or guard services, it may discontinue such security or guard services without notice. At its expense, Tenant is also responsible for the maintenance, repair, or replacement of any mechanical, security, and fire protection systems which Tenant has installed within the Premises. Tenant is expressly advised that if Tenant should place any fixtures, inventory or equipment with, in or on the Premises prior to the time the Premises are completed and delivered to the Tenant, the risk of loss or damage to such inventory, fixtures, or equipment will be greatly increased in view of the fact that, out of necessity, numerous people will be permitted access to the Premises for the purpose of completion of any work. All such risk of loss or damage shall be borne exclusively by the Tenant and not by the Landlord, and the Tenant hereby waives any claim for any such loss or damage against the Landlord.

6.

ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them. If the alteration, addition or improvement will affect the Building’s Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer acceptable to Landlord. Landlord’s approval of any plans and specifications shall not be a representation or warranty that the plans or the work depicted thereon will comply with applicable Laws or be adequate for any purpose, but shall merely be Landlord’s consent to performance of the work by Tenant. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord’s property when installed in the Premises; provided, however, the following shall remain Tenant’s property: (a) furniture, movable equipment and other personal property that is not attached to the floors, walls, or ceiling of the Premises; and (b) any other fixture, equipment, or other item, regardless of the manner of attachment, that is used primarily in Tenant’s trade or business and that can be removed as a separate physical unit without damage to the Building and without interference with other tenants’ use and enjoyment of their leased premises. All work performed by Tenant on the Premises (including that relating to the installation, repair, replacement, or removal of any item) shall be performed in accordance with all applicable Laws and with Landlord’s specifications and requirements, in a good and workmanlike, lien-free manner, and so as not to damage or alter the Building’s Structure or the Premises. In connection with any such alteration, addition, or improvement, Tenant shall pay to Landlord an administration fee of five percent (5%) of all costs incurred for such work. Upon expiration of the Term or termination of Tenant’s right to possess the Premises, Landlord may require Tenant to remove alterations installed on the Premises by or at the request of Tenant, to repair any damage to the Premises caused by such removal, and to restore the Premises to good condition and repair, ordinary wear and tear excepted. If Landlord elects to require Tenant to remove any alterations, it may do so by delivering to Tenant written notice thereof at the time Landlord consented to the alteration or at any time thereafter. Landlord agrees that, upon Tenant’s written request, Landlord shall provide Tenant with confirmation of which alterations Landlord will require Tenant to remove upon expiration of the Term or termination of Tenant’s right to possession of the Premises. Attached hereto as Exhibit “C” is a list of trade fixtures, equipment, or other items that shall remain the property of Tenant. Subject to Landlord’s prior written approval, this list may be updated as alterations and additions are made to the Premises.

7.

SIGNS. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord’s prior written consent. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building).  Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings; or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord’s prior written consent. Tenant shall be entitled to a spot on the monument sign where Atotech is currently displayed, and to suite entry signage at Tenant’s sole cost and expense. All signage must be in compliance with the Inverness Business Park Design Criteria and Guidelines. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them.

8.

UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, deposits, maintenance charges, and the like pertaining to Tenant’s use of such utilities within the Premises. Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for Building-standard utility service shall not be duplicated in Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses under Section 2(d) above. Landlord shall not be liable for any interruption or failure of utility service to the Premises. All amounts due from Tenant under this Section 8 shall be payable immediately upon Landlord’s request therefor.

9.

INSURANCE. Tenant shall maintain (a) workers’ compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of One Million Dollars ($1,000,000) per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least Two Million Dollars ($2,000,000) per occurrence, and (b) fire and extended coverage insurance covering (1) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises by or on behalf of a Tenant Party, and (2) the replacement cost of all of Tenant’s personal property in the Premises. Such policies shall (A) name Landlord, Landlord’s agents, and their respective Affiliates (defined below), as additional insureds (and as loss payees on the fire and extended coverage insurance), (B) be issued by an insurance company licensed to do business in the State of Colorado with a Best’s Guide Insurance Rating of A-VII, or better, and otherwise acceptable to Landlord, (C) provide that such insurance may not be canceled unless thirty (30) days’ prior written notice is first given to Landlord, (D) be delivered to Landlord by Tenant before the Commencement Date and at least thirty (30) days before each renewal thereof, and (E) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord’s policy shall be excess over Tenant’s policies.

Landlord shall procure and maintain throughout the Term, the cost of which shall be included as an Operating Expense, (1) fire and extended coverage insurance covering the Building in an amount not less than the full replacement cost of the Building, and (2) such other insurance as Landlord or Landlord’s Mortgagee (hereinafter defined) shall require.

10.

CASUALTY DAMAGE.

(a)

Tenant immediately shall give written notice to Landlord of any damage to the Premises or the Building. If the Premises or the Building are totally destroyed by an insured peril,

or so damaged by an insured peril that, in Landlord’s reasonable estimation, rebuilding or repairs cannot be substantially completed within one hundred eighty (180) days after the date of Landlord’s actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after such damage, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b)

Subject to Section 10(c) below, if this Lease is not terminated under Section 10(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant’s insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work (the “Repair Period”), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

(c)

If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s Mortgagee requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated.

11.

LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.

(a)

Subject to Section 11(b) below, Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the “Indemnified Parties”) from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (1) arising from Tenant’s failure to perform its covenants hereunder, (2) recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss may be incident to, arise out of, or be caused, wholly or in part, by a Tenant Party or any other person entering upon the Premises under or with a Tenant Party’s express or implied invitation or permission, (3) arising from or out of the occupancy or use of the Premises by a Tenant Party, or (4) suffered by, recovered from or asserted against any of the Indemnified Parties by the employees, agents, contractors, or invitees of Tenant or its subtenants or assignees. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees.

(b)

Landlord and Tenant both waive any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

12.

USE.

(a)

The Premises shall be used only for general office, research and development, product testing, and light manufacturing use (generally in accordance with the Space Plan attached hereto as Exhibit “A”) and for such other lawful purposes as may be incidental thereto and for no other purpose, in each case in strict accordance with applicable Laws. Tenant shall not use, or permit the use of, the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous, except in strict compliance with all applicable laws. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant and all Tenant Parties shall comply with all rules and regulations governing the use and occupancy of the Premises which are now or hereafter imposed by Landlord. A copy of the rules and regulations now in force are attached as Exhibit “D”. Tenant shall not cause or permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take or permit any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor cause or permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) materially increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord which is caused by Tenant’s use of the Premises.

(b)

Tenant and its employees and invitees shall have, at no additional cost to Tenant, the non-exclusive right to use, in common with others, a maximum of sixty-one (61) surface parking spaces associated with the Premises that Landlord has designated for such use (including handicapped and visitor parking), subject to (1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.

13.

INSPECTION. Landlord and Landlord’s agents and representatives may enter the Premises during business hours to: inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last six (6) months of the Term) tenants. During the last six (6) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least sixty (60) days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date”). At least thirty (30) days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items, if any, that Tenant must perform before the Vacation Date.

If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord’s determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all reasonable costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor.

14.

ASSIGNMENT AND SUBLETTING.

(a)

Tenant shall not, without the prior written consent of Landlord, (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14(a)(2) through 14(a)(6) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b)

Tenant hereby assigns, transfers and conveys all consideration received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

15.

CONDEMNATION. If more than fifty percent (50%) of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a “Taking”), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective as of the date of such Taking. If (a) less than fifty percent (50%) of the Premises are subject to a Taking or (b) more than fifty percent (50%) of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant’s trade fixtures, if a separate award for such items is made to Tenant.

16.

SURRENDER OF PREMISES, HOLDING OVER.

(a)

No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant’s maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises except as provided in the next two sentences. Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises by Tenant and described on  Exhibit “C” (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements (so long as Landlord has provided written notice to Tenant as required in Section 6 of this Lease), fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within six (6) months after the end of the Term. All items so requested to be moved which are not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 21 below. All work required of Tenant under this Section 16(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all applicable Laws, and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16(a). Without limiting the generality of the foregoing, delivery of the Premises in compliance with this Section 16(a) shall require that Tenant cause the following (which is not an exclusive list) to be true as of the date of surrender:

(i)

All interior lights are operational and burning.

(ii)

All exhaust, ceiling and overhead fans are operational.

(iii)

All electrical, plumbing, and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

(iv)

All electrical conduit and wiring installed by Tenant specifically for Tenant’s equipment are removed to originating electrical panel if Landlord so requires.

(v)

Exterior doors are operational and in good condition.

(vi)

Any bolts secured to floor are cut off flush and sealed with epoxy.

(vii)

All furniture, trash and debris are removed.

(viii)

All pictures, posters, signage, stickers and all similar items are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises.

(ix)

Carpet areas are vacuumed.

(x)

All uncarpeted floors are swept and any excess wax buildup on tile and vinyl floors is removed.

(xi)

All Tenant installed computer cable is removed to point of origin.

(xii)

All doors, windows, and miscellaneous hardware are operational if Landlord so requires.

(xiii)

All heating, air conditioning and mechanical equipment is operational and in good working condition.

(xiv)

Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

(xv)

There are no broken windows or other glass items.

(xvi)

Bathroom walls, floors, and fixtures are clean.

(xvii)

All plumbing fixtures are intact and operational and do not leak.

(xviii)

All downspouts are undamaged and operational.

(xix)

Inside walls are reasonably clean and any holes in the walls or roof are properly and permanently patched.

(xx)

If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to twice the daily Base Rent payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys’ fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17.

QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from any party claiming by, through, or under Landlord.

18.

EVENTS OF DEFAULT. Each of the following events shall constitute an “Event of Default” under this Lease:

(a)

Tenant’s failure to pay when due all or any portion of the rent or any payment or reimbursement required under any other Lease with Landlord when due, and such failure continues for five (5) days after written notice thereof from Landlord, except that Landlord shall only be required to give one (1) such notice in any calendar year, and after any such notice is given any failure by Tenant in such calendar year to pay rent due hereunder when due shall itself constitute an Event of Default, without the requirement of notice from Landlord of such failure.

(b)

The filing of a petition by or against Tenant or any guarantor of Tenant’s obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within sixty (60) days after the filing thereof).

(c)

Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 below within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(d)

Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed above in this Section 18), and such failure continues for thirty (30) days after delivery of written notice thereof to Tenant.

19.

REMEDIES.

(a)

Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(i)

Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19(b) below, and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to a present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

(ii)

Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19(b) below, and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; however, Landlord shall not be obligated to relet the Premises and shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19(a)(2). If Landlord elects to proceed under this Section 19(a)(2), it may at any time elect to terminate this Lease under Section 19(a)(1) above.

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant; provided, however, that Landlord shall provide Tenant reasonable access to remove its personal property as provided in Section 16 hereof.

(b)

Tenant shall pay to Landlord all costs and expenses incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition required for surrender under this Lease, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. Landlord’s receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right after notice to Tenant and a reasonable opportunity for Tenant to remove the property described on Exhibit “C” to (A) keep in place and use or (B) remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment and other property deemed abandoned by Tenant on the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

(c)

In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. Said lien and security interest shall be in addition to and cumulative of Landlord’s liens provided by Law. This Lease shall constitute a security agreement under the Uniform Commercial Code in effect in the State of Colorado so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to said Uniform Commercial Code. At its election at any time, Landlord may file a copy of this Lease as a financing statement. As secured party, Landlord shall be entitled to all the rights and remedies afforded a secured party under said Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of Landlord’s liens and rights provided by Law or by the other terms and provisions of this Lease.

20.

LANDLORD’S DEFAULT . If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. In the event Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder of Landlord by reason of acts of God, strikes, lockouts, labor disputes, weather, labor troubles, inability to procure materials, the acts of Tenant or other causes beyond the reasonable control of Landlord, then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Liability of Landlord to Tenant for any default by Landlord shall be limited to the actual and direct, but not consequential, special or punitive, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord’s partners, shareholders, officers, directors, employees, agents or attorneys shall have any personal liability therefor.

21.

MORTGAGES.

(a)

This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”), and any ground lease, master lease, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 21 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten (10) days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten-day period, Landlord may execute the same as attorney-in-fact for Tenant.

(b)

Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(c)

Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

22.

ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or the Building or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23.

MISCELLANEOUS.

(a)

Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting Tenant or the Premises, and “Law” shall mean any of the foregoing; “affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and “Tenant Party” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

(b)

Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease, in which case Landlord shall have no further liability hereunder provided that Landlord’s assignee assumes all of Landlord’s obligations under this Lease. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c)

Tenant shall, from time to time, within twenty (20) days after request of Landlord, deliver to Landlord, or Landlord’s designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten-day period, Landlord may do so as attorney-in-fact for Tenant.

(d)

This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(e)

All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Landlord’s obligation to return the Security Deposit shall survive the expiration of the Term. Tenant shall, prior to vacating the Premises, pay to Landlord the prorated amount, as estimated by Landlord, of Tenant’s obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23(e).

(f)

If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(g)

All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(h)

Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease except for Lincoln Property Company Commercial, Inc.,

which has acted as Landlord’s leasing agent and which shall be paid a commission by Landlord pursuant to a separate agreement. Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(i)

If and when included within the term “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(j)

The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder.

(k)

Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23(k) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(l)

This Lease may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

24.

NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

(a)

All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b)

All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)

Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand delivered notice), (2) deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25.

HAZARDOUS WASTE. The term “Hazardous Substances”, as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions as a result of Tenant’s use of the Premises or breach of this Lease, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no “Permitted Activities” or “Permitted Materials” for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the reasonable cost thereof within ten days after Landlord’s request therefor. Nothing in this Section shall require Tenant to indemnify Landlord for any matters arising out of or caused by the actions or omissions of Landlord, its employees, agents, contractors, licensees, or invitees.

TENANT ACKNOWLEDGES THAT (1) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD, AND (2) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

26.

MOLD AND MOISTURE. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention.

In signing this Lease, Tenant has first inspected the Premises and certifies that Tenant has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if Tenant observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant releases Landlord from any liability for any personal injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises and in the Building. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its obligations under this Lease.

26.

BROKERS. The parties represent and warrant to each other that there are no brokers involved in this transaction other than Lincoln Property company (“LPC”). Landlord shall be responsible for the payment of all fees and commissions to LPC. Except as to LPC which Landlord agrees to pay, each party agrees to indemnify and hold harmless the other party for any claims for any costs, fees or commissions by and broker claiming by or through or under the other party, including but not limited to attorney’s fees incurred in the defense of such claims.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED by Tenant October 30, 2017.

TENANT:

LIGHTWAVE LOGIC, INC.,
a Nevada corporation

By:	/s/ James S. Marcelli
	Name:	James S. Marcelli
	Title:	President & COO

Address:
1831 Lefthand Circle
Suite C
Longmont, CO 80501

Telephone:		720-340-4949
Fax:		303-681-3378

EXECUTED by Landlord on October __, 2017.

LANDLORD:

INVERNESS TECH I, LTD.,
a Texas limited partnership

By:	BB&K Inverness LLC,
a Delaware limited liability company, its general partner

	By:	/s/ Tess Gruenstein
	Name:	Tess Gruenstein
	Title:	Vice President

Address:		3300 Lincoln Plaza
500 North Akard
Dallas, Texas 75201

Telephone:		(214) 740-3300
Fax:		(214) 740-3404

[Signature Page to Lease Agreement]

EXHIBIT “A”

LINCOLN OFFICE CENTER AT INVERNESS

Englewood, Colorado

Approximately 13,420 square feet

SITE PLAN OF PREMISES

A-1

EXHIBIT “B”

THE LAND

Lot 2A, Inverness subdivision filing no. seven-9th amendment, filed June 28, 2000 under reception no. 00044247, county of Douglas, state of Colorado.

Lying in the NW ¼ of Section 2, township 6 south, range 67 west of the sixth principal meridian, county of Douglas, state of Colorado, containing 10.0446 acres.

B-1

EXHIBIT "C"

TENANT’S PERSONAL PROPERTY

All furniture, movable equipment and other personal property that is not attached to the floors, walls or ceiling of the Premises; and any other fixture, equipment, or other item, regardless of the manner of attachment, that is used primarily in Tenant’s trade or business and that can be removed as a separate physical unit without material damage to the Building and without unreasonable interference with other tenants’ use and enjoyment of their leased premises, including, without limitation, the following:

1.

the personal property and fixtures of Tenant’s Customers, Contractors or Employees.

[To be completed by Tenant after execution of Lease, with final Exhibit “C” to be slip sheeted into original executed Lease]

C-1

EXHIBIT “D”

RULES AND REGULATIONS

Landlord shall have the right to prescribe the weight, position and manner of installation of heavy equipment which, if considered necessary by Landlord, shall be installed in a manner which shall insure satisfactory weight distribution. The time, routing and manner of moving such heavy equipment shall be subject to prior approval by Landlord.

1.

Tenant, or the employees, agents, visitors or licensees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or the Property. No animals or birds shall be brought or kept in or about the Premises or the Property.

2.

Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

3.

Landlord shall have the right to exclude any person from the Property other than during customary business hours, and any person in the Property will be subject to identification by employees and agents of Landlord. All persons in or entering the Property shall be required to comply with the security policies of the Property. If Tenant desires any additional security service for the Premises or the Property, Tenant shall have the right (with the prior written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Premises or the Property of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Property during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Property and property or persons therewith.

4.

Tenant shall not cause or permit any odors to permeate in or emanate from the Premises or the Property, or permit or suffer the Premises or the Property to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Premises or the Property by reason of light, radiation, magnetism, noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business in the Premises or the Property.

5.

All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

6.

Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises or the Property.

D-2

7.

Tenant shall not advertise for temporary laborers giving the Premises or the Property as an address, nor pay such laborers at a location on the Premises or the Property.

8.

No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

9.

The toilet rooms, urinals, wash bowls and other apparatus in the Premises shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

10.

Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Premises or the Property.

11.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations shall be binding upon it in like manner as if originally herein prescribed.

12.

Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.

13.

Tenant shall not utilize the Premises for outside storage except with the written consent of Landlord.

D-3